Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:
Investors:
A. Pierre Dubois, Manager, Investor Relations, (210) 283-2164

Media:
Sarah Simpson, Vice President, Corporate Communications, (210) 283-2374
Tesoro Reports Record Third Quarter Earnings and Throughput,
Approves 2006 Capital Plan,
Declares Increased Quarterly Cash Dividend,
Announces Share Repurchase Plan

     SAN ANTONIO — November 3, 2005 — Tesoro Corporation (NYSE:TSO) today reported record throughput of 559,000 barrels per day for the third quarter. “Our employees and shareholders should be very proud of this accomplishment since it enabled us to take advantage of a strong margin environment,” said Bruce A. Smith, Chairman, President and CEO of Tesoro.
     For third quarter 2005, the company reported net earnings of $226 million, or $3.20 per share, compared to net earnings of $65 million, or $0.93 per share, for the third quarter of 2004.
     Results for the third quarter include an after-tax charge of $5.6 million, or $0.08 per share, for insurance premium surcharges primarily related to the impact of hurricanes Katrina and Rita.
     Third quarter 2004 results included after-tax charges of $12 million, or $0.18 per share, for the prepayment of almost $400 million of debt. Excluding these special items, net income was $77 million, or $1.11 per share, in the third quarter of 2004. In addition,

Tesoro Reports Third Quarter Results

the 2004 quarter was significantly impacted by a scheduled turnaround at Golden Eagle which reduced total system throughput to 535,000 barrels per day.
     For the first nine months of 2005, the company reported net earnings of $438 million, or $6.23 per share, compared to net earnings of $328 million, or $4.79 per share, for the first nine months of 2004.
     Results for the first nine months of 2005 include after-tax charges of $8 million, or $0.11 per share, for the prepayment of debt as well as expenses related to the termination and retirement of certain executive officers. This compares to after-tax charges of $14 million, or $0.20 per share, for debt prepayment and financing costs incurred in the first nine months of 2004. Excluding special items, net earnings for the first nine months of 2005 were $446 million, or $6.34 per share, compared to net earnings excluding special items of $342 million, or $4.99 per share, for the first nine months of 2004.
     For the quarter, total operating income more than doubled to almost $400 million compared to approximately $160 million a year ago. Cash and cash equivalents at the end of third quarter 2005 were $657 million, and total debt to capitalization declined to 38% compared with 48% at year-end 2004.
     “Our solid operating performance this year has put us on track to exceed $1 billion of operating income for 2005. We expect strong industry fundamentals to continue, so the near term outlook remains very promising,” said Smith.
Board Approves 2006 Capital Spending Program
     The Company announced that its Board of Directors has approved the 2006 capital spending plan which includes a number of quick-return, high-payback projects. “Next year’s budget of about $670 million includes capital for several multi-year projects which we announced earlier this year and other new projects, some of which we will review during our conference call. We continue to focus on projects that improve crude flexibility, product yields and cost structure and continue our commitment to environmental responsibility,” concluded Smith.

Tesoro Reports Third Quarter Results

Board Declares, Raises Dividend; Approves Stock Repurchase Program
     Tesoro announced today that its Board of Directors has approved an increase in the regular quarterly dividend to $0.10 per share, double the previous $0.05 per share. The new dividend is payable on December 15, 2005 to shareholders of record as of December 1, 2005. The Board has also authorized a $200 million share repurchase program. Tesoro currently has 69 million shares outstanding. “Both of these actions reflect our confidence in the outlook for the company and the strength of our financial position,” said Smith. “This is a continuation of our balanced approach to reinvesting excess cash flows and returning value to the shareholders.”
Public Invited to Listen to Analyst Conference Call via Internet
     At 2:00 p.m., CST, Thursday, November 3, 2005 Tesoro will broadcast, live, its conference call with analysts regarding third quarter 2005 results and the 2006 capital spending program. Interested parties may listen to the live conference call over the Internet by logging on to Tesoro’s Internet site at http://www.tsocorp.com.
     Supplemental slide material will also be available today on the company’s website at 1:00 pm CST.
     Tesoro Corporation, a Fortune 500 Company, is an independent refiner and marketer of petroleum products. Tesoro operates six refineries in the western United States with a combined capacity of nearly 560,000 barrels per day. Tesoro’s retail-marketing system includes almost 500 branded retail stations, of which over 200 are company operated under the Tesoro® and Mirastar® brands.
     This news release contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements concern anticipated strong industry refining margins in 2005 and our expectations to generate operating income. Factors which can cause actual results to differ from these forward-

Tesoro Reports Third Quarter Results

looking statements include: changes in general economic conditions, the timing and extent of changes in demand for refined products, availability and cost of crude oil, other feedstocks or refined products, throughput and yield levels, disruptions due to equipment interruptions or failure at our or third-party facilities, and other factors beyond our control. For more information concerning these factors and other factors that could cause such a difference, see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.
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TESORO CORPORATION
STATEMENTS OF CONSOLIDATED OPERATIONS
(Unaudited)
(In millions except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues	$5,017	$3,288	$12,221	$8,873
Costs and Expenses:
Costs of sales and operating expenses (a)	4,536	3,053	11,134	7,967
Selling, general and administrative expenses (a)(b)	41	38	143	108
Depreciation and amortization	44	36	128	111
Loss on asset disposals and impairments	4	—	9	4

Operating Income	392	161	807	683
Interest and Financing Costs (c)	(30)	(55)	(94)	(139)
Interest Income and Other	5	2	6	3

Earnings Before Income Taxes	367	108	719	547
Income Tax Provision	141	43	281	219

Net Earnings	$226	$65	$438	$328

Net Earnings Per Share:
Basic	$3.29	$0.98	$6.45	$5.02
Diluted	$3.20	$0.93	$6.23	$4.79
Weighted Average Common Shares:
Basic	68.7	65.6	67.9	65.3
Diluted	70.7	69.5	70.3	68.5

(a)	For the three and nine months ended September 30, 2005, the Company allocated certain information technology costs totaling $9 million and $23 million, respectively, previously reported as selling, general and administrative expenses, to costs of sales and operating expenses in order to better reflect costs directly attributable to our segment operations.

(b)	During the nine months ended September 30, 2005, the Company recorded stock-based and other compensation charges totaling $11 million related to the termination and retirement of certain executive officers.

(c)	In April 2005, the Company voluntarily prepaid the remaining $96 million outstanding principal balance of our senior secured term loans at a prepayment premium of 1%, which resulted in a pretax charge of $3 million consisting of the write-off of unamortized debt issuance costs and the 1% prepayment premium. During the three months ended September 30, 2004, the Company wrote off unamortized debt issuance and discount costs of $9 million and incurred redemption premiums of $12 million associated with the voluntary prepayments of the 9% senior subordinated notes and senior secured term loans. In addition, the Company recorded charges of $2 million during the nine months ended September 30, 2004 for financing costs related to amending both the 8% senior secured notes and the senior secured term loans.
NET EARNINGS ADJUSTED FOR SPECIAL ITEMS
(Unaudited)
(In millions except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net Earnings — U.S. GAAP	$226	$65	$438	$328
Special Items, After-tax:
Termination and retirement costs (b)	—	—	6	—
Debt prepayment and financing costs (c)	—	12	2	14

Net Earnings Adjusted for Special Items	$226	$77	$446	$342

Net Earnings Per Share — U.S. GAAP	$3.20	$0.93	$6.23	$4.79
Special Items Per Share, After-tax:
Termination and retirement costs (b)	—	—	0.08	—
Debt prepayment and financing costs (c)	—	0.18	0.03	0.20

Net Earnings Per Share Adjusted for Special Items	$3.20	$1.11	$6.34	$4.99

Note:	The special items present information that the Company believes is useful to investors. The Company believes that the special items described above are not indicative of its core operations.

TESORO CORPORATION
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Operating Income (Loss)
Refining (d)	$436	$187	$952	$766
Retail (d)	(8)	1	(26)	(5)

Total Segment Operating Income	428	188	926	761
Corporate and Unallocated Costs (b)(d)	(32)	(27)	(110)	(74)
Loss on Asset Disposals and Impairments	(4)	—	(9)	(4)

Operating Income	392	161	807	683
Interest and Financing Costs (c)	(30)	(55)	(94)	(139)
Interest Income and Other	5	2	6	3

Earnings Before Income Taxes	$367	$108	$719	$547

Depreciation and Amortization
Refining	$37	$30	$109	$93
Retail	5	4	13	13
Corporate	2	2	6	5

Depreciation and Amortization	$44	$36	$128	$111

Capital Expenditures
Refining	$49	$38	$134	$81
Retail	2	1	3	2
Corporate	3	1	33	3

Capital Expenditures	$54	$40	$170	$86

(d)	For the three and nine months ended September 30, 2005, the Company allocated certain information technology costs totaling $9 million and $23 million, respectively, from corporate and unallocated costs to segment operating income. The costs allocated to the refining segment and retail segment totaled $8 million and $1 million, respectively, for the three months ended September 30, 2005, and $19 million and $4 million, respectively, for the nine months ended September 30, 2005.
BALANCE SHEET DATA
(Unaudited)
(Dollars in millions)

	September 30,	December 31,
	2005	2004
Cash and Cash Equivalents	$657	$185
Total Assets	$5,242	$4,075
Total Debt	$1,135	$1,218
Total Stockholders’ Equity	$1,831	$1,327
Total Debt to Capitalization Ratio	38%	48%

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
REFINING SEGMENT
Total Refining Segment
Throughput (thousand barrels per day)
Heavy crude	259	243	265	268
Light crude	281	265	240	234
Other feedstocks	19	27	21	21

Total Throughput	559	535	526	523

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	260	257	247	255
Jet fuel	73	71	68	66
Diesel fuel	129	111	116	110
Heavy oils, residual products, internally produced fuel and other	116	114	114	111

Total Yield	578	553	545	542

Refining Margin ($/throughput bbl)(e)
Gross	$13.87	$8.27	$12.02	$9.73
Manufacturing cost before depreciation and amortization (e)	$3.25	$2.96	$3.38	$2.89
Segment Operating Income ($ millions)
Gross refining margin (after inventory changes)(f)	$696	$403	$1,703	$1,390
Expenses
Manufacturing costs	167	146	485	414
Other operating expenses	49	34	136	99
Selling, general and administrative	7	6	21	18
Depreciation and amortization (g)	37	30	109	93

Segment Operating Income	$436	$187	$952	$766

Product Sales (thousand barrels per day)(h)
Gasoline and gasoline blendstocks	310	303	295	300
Jet fuel	106	99	101	88
Diesel fuel	154	140	140	133
Heavy oils, residual products and other	80	72	75	75

Total Product Sales	650	614	611	596

Product Sales Margin ($/barrel)(h)
Average sales price	$79.98	$55.11	$69.30	$51.68
Average costs of sales	67.79	47.41	58.88	42.85

Product Sales Margin	$12.19	$7.70	$10.42	$8.83

(e)	Management uses gross refining margin per barrel to evaluate performance, allocate resources and compare profitability to other companies in the industry. Gross refining margin per barrel is calculated by dividing gross refining margin before inventory changes by total refining throughput and may not be calculated similarly by other companies. Management uses manufacturing costs per barrel to evaluate the efficiency of refinery operations and allocate resources. Manufacturing costs per barrel may not be comparable to similarly titled measures used by other companies. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.

(f)	Gross refining margin is revenues less costs of refining feedstocks, purchased products, transportation and distribution. Gross refining margin approximates total refining segment throughput times gross refining margin per barrel, adjusted for changes in refined product inventory due to selling a volume and mix of product that is different than actual volumes manufactured. Also includes the effect of intersegment sales to the retail segment at prices which approximate market.

(g)	Includes manufacturing depreciation and amortization per throughput barrel of approximately $0.64 and $0.54 for the three months ended September 30, 2005 and 2004, respectively, and $0.68 and $0.57 for the nine months ended September 30, 2005 and 2004, respectively.

(h)	Sources of total product sales include products manufactured at the refineries, products drawn from inventory balances and products purchased from third parties. Total product sales margin includes margins on sales of manufactured and purchased products and the effects of inventory changes.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Refining By Region
California (i)
Throughput (thousand barrels per day)
Heavy crude	146	117	149	136
Light crude	15	20	7	8
Other feedstocks	8	17	7	12

Total Throughput	169	154	163	156

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	96	97	92	99
Diesel fuel	51	38	48	39
Heavy oils, residual products, internally produced fuel and other	31	27	31	27

Total Yield	178	162	171	165

Refining Margin ($/throughput bbl)
Gross	$20.51	$11.61	$18.88	$14.16
Manufacturing cost before depreciation and amortization	$5.33	$5.06	$5.39	$4.77
Pacific Northwest (Alaska & Washington)(i)
Throughput (thousand barrels per day)
Heavy crude	83	82	87	86
Light crude	98	94	74	83
Other feedstocks	6	6	9	4

Total Throughput	187	182	170	173

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	81	77	74	74
Jet fuel	33	35	32	31
Diesel fuel	32	27	24	27
Heavy oils, residual products, internally produced fuel and other	46	48	45	46

Total Yield	192	187	175	178

Refining Margin ($/throughput bbl)
Gross	$12.87	$7.95	$10.33	$8.83
Manufacturing cost before depreciation and amortization	$2.52	$2.29	$2.67	$2.33
Mid-Pacific (Hawaii)(i)
Throughput (thousand barrels per day)
Heavy crude	30	44	29	46
Light crude	57	41	51	39

Total Throughput	87	85	80	85

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	20	21	19	22
Jet fuel	28	24	25	24
Diesel fuel	13	15	12	15
Heavy oils, residual products, internally produced fuel and other	28	26	26	25

Total Yield	89	86	82	86

Refining Margin ($/throughput bbl)
Gross	$5.60	$5.07	$5.39	$5.75
Manufacturing cost before depreciation and amortization	$1.75	$1.55	$1.94	$1.44

(i)  We experienced reduced throughput and yield levels during scheduled major maintenance turnarounds for the following refineries and periods: the Hawaii refinery during the 2005 second quarter; the California and Washington refineries during the 2005 first quarter; and the California refinery during the 2004 third quarter.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Mid-Continent (North Dakota & Utah)
Throughput (thousand barrels per day)
Light crude	111	110	108	104
Other feedstocks	5	4	5	5

Total Throughput	116	114	113	109

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	63	62	62	60
Jet fuel	12	12	11	11
Diesel fuel	33	31	32	29
Heavy oils, residual products, internally produced fuel and other	11	13	12	13

Total Yield	119	118	117	113

Refining Margin ($/throughput bbl)
Gross	$11.98	$6.68	$9.26	$7.90
Manufacturing cost before depreciation and amortization	$2.55	$2.23	$2.57	$2.22

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
RETAIL SEGMENT
Number of Stations (end of period)
Company-operated	211	221	211	221
Branded jobber/dealer	274	313	274	313

Total Stations	485	534	485	534

Average Stations (during period)
Company-operated	212	222	213	223
Branded jobber/dealer	278	315	285	320

Total Average Retail Stations	490	537	498	543

Fuel Sales (millions of gallons)
Company-operated	67	76	199	219
Branded jobber/dealer	54	60	150	169

Total Fuel Sales	121	136	349	388

Fuel Margin ($/gallon)(j)	$0.12	$0.15	$0.13	$0.15
Merchandise Sales ($ millions)	$39	$35	$104	$96
Merchandise Margin ($ millions)	$10	$10	$27	$26
Merchandise Margin %	26%	28%	26%	27%
Segment Operating Income (Loss) ($ millions)
Gross Margins
Fuel (k)	$15	$20	$45	$56
Merchandise and other non-fuel margin	11	11	29	29

Total Gross Margins	26	31	74	85
Expenses
Operating expenses	24	19	68	56
Selling, general and administrative	5	7	19	21
Depreciation and amortization	5	4	13	13

Segment Operating Income (Loss)	$(8)	$1	$(26)	$(5)

(j)	Management uses fuel margin per gallon to compare profitability to other companies in the industry. Investors and analysts use fuel margin per gallon to help analyze and compare companies in the industry on the basis of operating performance. Fuel margin per gallon is calculated by dividing fuel gross margin by fuel sales volumes. Fuel margin per gallon may not be calculated similarly by other companies.

(k)	Includes the effect of intersegment purchases from the refining segment at prices which approximate market.